EXHIBIT 15.1
May 9, 2018
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We are aware that our report dated May 9, 2018 on our review of interim financial information of Tenneco, Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos.333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358 and 333-192928) and on Form S-3 (No. 333-224786) of Tenneco, Inc.

Very truly yours,
/s/PricewaterhouseCoopers LLP
Milwaukee, Wisconsin